SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)         September 25, 2001

CHELSEA PROPERTY GROUP, INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	1-12328 (Commission File Number)	22-3251332 (IRS Employer ID Number)

103 Eisenhower Parkway, Roseland, New Jersey                              07068

(Address of principal executive offices)                                       (Zip Code)

Registrant's Telephone Number, including area code:         (973) 228-6111

(Former name or former address, if changed since last report)

Item 2.           Acquisition or Disposition of Assets.

                     On September 25, 2001, Chelsea acquired 32 shopping centers from Konover Property Trust, Inc. and its affiliates pursuant to the provisions of an Agreement for Sale dated July 12, 2001 (the "Purchase Agreement"). The centers contain a total of approximately 4.3 million square feet of gross leasable area. The total purchase price for the centers was approximately $180 million, including the assumption of approximately $131 million of non-recourse mortgage debt. Chelsea intends to continue to use the assets as shopping centers.

                      The funds used by Chelsea to consummate the acquisition were derived from a combination of sources, including available cash, the sale pursuant to a registration statement of $25 million of common stock and borrowings under Chelsea's Credit Agreement dated as of March 30, 1998, as amended, with a group of bank lenders, with Fleet National Bank, as agent, Bank of America, N.A., Commerzbank AG, New York Branch, PNC Bank and First Union National Bank. The Credit Agreement provides Chelsea with $160 million of revolving credit facilities.

                      The purchase price and all negotiations relating to the transaction were on an arm's length basis.

                      The foregoing description of the acquisition is qualified in its entirety by reference to the complete text of the Purchase Agreement which is filed as an exhibit hereto.

Item 7.           Exhibits

(a)                  Financial Statements of Businesses Acquired

                      Reference is made to the Combined Statements of Revenues and Certain Expenses for the year ended December 31, 2000 and for the six months ended June 30, 2001 which are attached hereto.

(b)                  Pro Forma Financial Information

                       Reference is made to the Pro Forma Combining Financial Statements which are attached hereto.

(c)                  Exhibit Number               Description

                           2                                    Agreement for Sale dated July 12, 2001.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHELSEA PROPERTY GROUP, INC. By: /s/ Michael J. Clarke Name: Michael J. Clarke Title: Senior Vice President and Chief Financial Officer

Dated: October 1, 2001

EXHIBIT INDEX

Exhibit Number                      Description                                                                                              Page

           2                                     Agreement for Sale dated July 12, 2001.

STATEMENT OF REVENUES AND CERTAIN EXPENSES

Konover Property Trust - Portfolio Properties

Year ended December 31, 2000 and for the six months ended June 30, 2001
(Unaudited)

Konover Property Trust - Portfolio Properties

Combined Statements of Revenues and Certain Expenses

Year ended December 31, 2000 and
for the six months ended June 30, 2001 (Unaudited)

Contents

Report of Independent Auditors Financial Statements Combined Statements of Revenues and Certain Expenses Notes to Combined Statements of Revenues and Certain Expenses	1 2 3

Report of Independent Auditors

Board of Directors and Stockholders
Chelsea Property Group, Inc.

We have audited the accompanying combined statement of revenues and certain expenses of Konover Property Trust – Portfolio Properties, as described in Note 1, for the year ended December 31, 2000. The financial statement is the responsibility of Konover Property Trust – Portfolio Properties’ management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying combined statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in Form 8-K of Chelsea Property Group, Inc. and is not intended to be a complete presentation of Konover Property Trust – Portfolio Properties revenues and expenses.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the combined revenues and certain expenses of Konover Property Trust – Portfolio Properties, as described in Note 1 for the year ended December 31, 2000, in conformity with accounting principles generally accepted in the United States.

/s/Ernst & Young LLP

New York, NY
August 8, 2001

Konover Property Trust - Portfolio Properties

Combined Statements of Revenues and Certain Expenses

                                        Six months ended      Year ended
                                          June 30, 2001     December 31, 2000
                                         ------------------------------------
                                          (Unaudited)
Revenues: (Note 3)
   Base rents                             $ 17,630,008        $  34,346,203
   Percentage rents                            390,812              769,743
   Tenant reimbursements                     5,540,102           12,990,418
   Other                                     1,353,354              670,082
                                         -----------------------------------
Total revenues                              24,914,276           48,776,446
                                         -----------------------------------

Certain expenses:
   Property operating                        6,447,415           13,365,035
   Real estate taxes                         2,428,450            4,759,394
   Other                                       246,952              376,078
                                         -----------------------------------
Total certain expenses                       9,122,817           18,500,507
                                         -----------------------------------

Revenues in excess of certain expenses    $ 15,791,459        $  30,275,939
                                         ===================================

See accompanying notes.

Konover Property Trust - Portfolio Properties

Notes to Combined Statements of Revenues and Certain Expenses

Year ended December 31, 2000 and for six months ended June 30, 2001
(Amounts in Thousands)

1. Organization and Basis of Presentation

Presented herein is the combined statements of revenues and certain expenses related to the operations of 32 retail center properties which were owned and operated by Konover Property Trust (“KPT”), a self-administered, self-managed real estate investment trust.

Konover Property Trust – Portfolio Properties (the “Properties”) is not a legal entity but rather a combination of the properties whose assets are being purchased by Chelsea Property Group (“CPG”) and certain properties have been pledged as collateral for nonrecourse first mortgage loans. The Properties include:

Name of Property(1)	Location

Factory Stores of America at Arcadia
Factory Stores of America at Boaz
Factory Stores of America at Branson
Factory Stores of America at Corsicana
Factory Stores of America at Crossville
Factory Stores of America at Draper
Factory Stores of America at Georgetown
Factory Stores of America at Graceville
Factory Stores of America at Hanson
Factory Stores of America at Hempstead
Factory Stores of America at Iowa
Factory Stores of America at Kittery
Factory Stores of America at Lake George
Factory Stores of America at LaMarque
Factory Stores of America at Lebanon
Factory Stores of America at Livingston
Factory Stores of America at Mesa
Factory Stores of America at Mineral Wells
Factory Stores of America at Nebraska City
Factory Stores of America at North Bend
Factory Stores of America at Smithfield Phase I & II
Factory Stores of America at Story City
Factory Stores of America at Tri-Cities	Arcadia, LA
Boaz, AL
Branson, MO
Corsicana, TX
Crossville, TN
Draper, UT
Georgetown, KY
Graceville, FL
Hanson, KY
Hempstead, TX
Iowa, LA
Kittery, ME
Lake George, NY
LaMarque, TX
Lebanon, MO
Livingston, TX
Mesa, AZ
Mineral Wells, TX
Nebraska City, NE
North Bend, WA
Smithfield, NC
Story City, IA
Tri-Cities, TN

Konover Property Trust - Portfolio Properties

Notes to Combined Statements of Revenues and Certain Expenses
(continued)
(Amounts in Thousands)

1. Organization and Basis of Presentation (continued)

Name of Property	Location

Factory Stores of America at Tucson
Factory Stores of America at Tupelo
Factory Stores of America at Union City
Factory Stores of America at Vacaville
Factory Stores of America at West Frankfort
North Ridge
MacGregor Village
Dare Center
Vegas Pointe Plaza	Tucson, AZ Tupelo, MS Union City, TN Vacaville, CA West Frankfort, IL Raleigh, NC Cary, NC Kill Devil Hills, NC Las Vegas, NV

(1)	Unencumbered properties include Smithfield Phase II, Tri-Cities, Hempstead and Tupelo.

The accompanying financial statements have been prepared in accordance with the applicable rules and regulations of the Securities and Exchange Commission for the acquisition of real estate properties. Accordingly, the financial statements exclude certain expenses that may not be comparable to those expected to be incurred by CPG in the proposed future operations of the aforementioned properties. Items excluded consist of interest, depreciation, amortization, management fees and certain general and administrative expenses.

2. Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

3. Revenue Recognition

Leases with tenants are accounted for as operating leases. Minimum rental income is recognized on a straight-line basis over the term of the respective lease agreement. The excess of amounts recognized over amounts due was $145 for the year ended December 31, 2000. For the six months ended June 30, 2001, amounts recognized pursuant to

Konover Property Trust - Portfolio Properties

Notes to Combined Statements of Revenues and Certain Expenses
(continued)
(Amounts in Thousands)

3. Revenue Recognition (continued)

underlying leases exceeded amounts due by $69 (unaudited). Certain lease agreements contain provisions, which provide for rents based on a percentage of sales or based on a percentage of sales volume above a specified threshold. These contingent rents are not recognized until the required thresholds are exceeded. In addition, the lease agreements generally provide for the reimbursement of real estate taxes, insurance, advertising and certain common area maintenance costs. These additional rents and tenant reimbursements are accounted for on the accrual basis.

Included in other income for the six months ended June 30, 2001, is approximately $1.0 million in lease termination income, which is non-recurring.

4. Risks and Uncertainties

The Properties results of operations are significantly dependent on the overall health of the retail industry. The Properties tenant base is comprised almost exclusively of merchants in the retail industry. The retail industry is subject to external factors such as inflation, consumer confidence, unemployment rates and consumer tastes and preferences. A decline in the retail industry could reduce merchant sales, which could adversely affect the operating results of the Properties. A number of the merchants occupied space in more than one of the Properties; however, no single merchant accounts for more than 10% of the revenue of the Properties except Vanity Fair which makes up approximately 14% of the revenue derived from tenants for both the period ended December 31, 2000 and six months ended June 30, 2001 (unaudited).

5. Lease Agreements

The Properties include lease of retail space under operating leases with lease terms that expire from 2001 to 2020. Most leases are renewable at the lessee’s option. Future minimum base rent to be received under noncancelable operating leases in effect at December 31, 2000 was as follows:

Konover Property Trust - Portfolio Properties

Notes to Combined Statements of Revenues and Certain Expenses
(continued)
(Amounts in Thousands)

5. Lease Agreements (continued)

Year ending December 31, 2001 2002 2003 2004 2005 Thereafter	$ 31,977 28,877 22,281 13,935 7,495 23,627 --------------- $ 128,192 =========

6. Legal Proceedings

In the ordinary course of business, the Properties are subject to certain legal actions. While any litigation contains an element of uncertainty, management believes that losses, if any, resulting from such matters, will not have a material adverse effect on the combined financial statements of the Properties.

7. Interim Unaudited Financial Information

The financial statement for the six months ended June 30, 2001 is unaudited, however, in the opinion of management, all adjustments (consisting solely of normal, recurring adjustments) necessary for fair presentation of the financial statement for the interim period have been included. The results of the interim period are not necessarily indicative of the results to be obtained for a full fiscal year.

Chelsea Property Group, Inc.
Pro forma Combining Financial Statements
(Unaudited)

The unaudited pro forma condensed balance sheet of Chelsea Property Group, Inc. (the "Company") as of June 30, 2001 has been prepared as if the Company's purchase of the Konover Property Trust Portfolio Properties ("Portfolio Properties") and the sale of $25 million of common stock had been consummated on June 30, 2001. The pro forma condensed income statements for the six months ended June 30, 2001 and for the year ended December 31, 2000 are presented as if the purchase of the Portfolio Properties and sale of common stock occurred at January 1, 2000 and the effect thereof was carried forward.

The pro forma condensed financial statements do not purport to represent what the Company's financial position or results of operations would have been assuming the purchase of the Portfolio Properties had occurred at the beginning of the period indicated, nor do they purport to project the Company’s financial position or results of operations at any future date or for any future period. The pro forma condensed financial statements should be read in conjunction with the Company's consolidated financial statements for the year ended December 31, 2000 included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2000.

Chelsea Property Group, Inc.
Pro forma Condensed Combining Statement of Operations
for the Six Months Ended June 30, 2001
(Unaudited - In thousands, except per share data)

                                              The          Portfolio          Pro forma     Pro forma
                                            Company       Properties          Adjust.       Combined
                                         -----------    ------------       -----------   -----------

Revenues:                                       (a)            (b)              (c)
   Base rent...............................   $57,402        $17,630                          $75,032
   Percentage rent.........................     5,800            391                            6,191
   Expense reimbursements..................    22,421          5,540                           27,961
   Other income............................     5,498          1,353  (c-1)     (592)           6,259
                                             ---------    -----------        ----------    -----------
Total revenues.............................    91,121         24,914            (592)         115,443
                                             ---------    -----------        ----------    -----------

Expenses:
   Operating and maintenance...............    24,726          8,876  (c-2)      780           34,382
   Depreciation and amortization...........    23,305                 (c-3)    1,820           25,125
   General, administrative and other.......     3,671            247  (c-4)     (296)           3,622
                                             ---------    -----------        ----------    -----------
Total expenses.............................    51,702          9,123           2,304           63,129
                                             ---------    -----------        ----------    -----------

Income before unconsolidated investments,
interest expense and minority interest.....    39,419         15,791          (2,896)          52,314

Income from unconsolidated investments.....     6,556                                           6,556
Loss from Chelsea Interactive..............    (1,970)                                         (1,970)
Interest...................................   (17,435)                (c-5)   (5,528)         (22,963)
                                             ---------    -----------        ----------    ------------

Income before minority interest............    26,570         15,791          (8,424)          33,937

Minority interest..........................    (6,496)                (c-6)   (1,202)          (7,698)
                                             ---------    -----------        ----------    -------------

Net income.................................    20,074         15,791          (9,626)          26,239

Preferred dividend.........................    (2,094)                                         (2,094)
                                             ---------    -----------        -----------   --------------

Net income to common shareholders..........   $17,980        $15,791         ($9,626)         $24,145
                                             =========    ===========        ===========   ==============

Basic:

Net income per common share................    $1.12                                            $1.45
Weighted average common shares outstanding.   16,119               (c-7)         545           16,664

Diluted:

Net income per common share................    $1.09                                            $1.41
Weighted average common shares and
   equivalents outstanding.................   16,571               (c-7)         545           17,116

Notes to Pro forma Combining Statement of Operations:

(a)	Derived from the unaudited financial statements of Chelsea Property Group, Inc. for the six months ended June 30, 2001.
(b)	Represents the Company’s 100% interest in the Portfolio Properties and has been derived from the unaudited Combined Statement of Revenues and Certain Expenses of the Portfolio Properties for the six months ended June 30, 2001.
(c-1)	Reduced interest income on cash of $24.8 million invested at 4.73% used to acquire the Portfolio Properties.
(c-2)	To reflect operating management fee at 15% of common area maintenance expense.
(c-3)	To reflect depreciation on the Portfolio Properties based upon acquisition price of $194.5 million (including transaction costs and market value debt premium of $6.9 million) of which $36.4 million is land, $145.6 million buildings, and $12.5 million of assets held for sale.
(c-4)	To reflect adjustment for additional corporate overhead of $0.5 million anticipated to be incurred in the operations of the Portfolio Properties, offset by operating management fee of 15% of common area maintenance.
(c-5)	To reflect interest expense on $17 million of senior bank credit facility borrowing and nonrecourse assumed debt with a face value of $131.0 million and market value of $137.9 million.
(c-6)	To adjust minority interest in income.
(c-7)	To reflect sale of common stock, on July 30, 2001, used to finance a portion of the acquisition.

Chelsea Property Group, Inc.
Pro forma Condensed Combining Statement of Operations
for the Year Ended December 31, 2000
(Unaudited - In thousands, except per share data)

                                           The           Portfolio       Pro forma      Pro forma
                                          Company        Properties       Adjust.       Combined
                                        ----------      -----------     -----------    -----------

Revenues:                                  (a)              (b)             (c)
   Base rent...........................   108,123         $34,346                       $142,469
   Percentage rent.....................    17,701             770                         18,471
   Expense reimbursements..............    44,116          12,990                         57,106
   Other income........................     9,963             670  (c-1)   (1,620)         9,013
                                          -------        ---------        --------      ----------
Total revenues.........................   179,903          48,776          (1,620)       227,059
                                          -------        ---------        --------      ----------

Expenses:
   Operating and maintenance...........    48,992          18,124  (c-2)    1,553         68,669
   Depreciation and amortization.......    42,978                  (c-3)    3,640         46,618
   General, administrative and other...     7,466             376  (c-4)     (694)         7,148
                                          --------       ----------       --------      -----------
Total expenses.........................    99,436          18,500           4,499        122,435
                                          --------       ----------       --------      -----------

Income before unconsolidated
investments, interest expense
and minority interest..................    80,467          30,276          (6,119)       104,624

Income from unconsolidated investments..    6,742                                          6,742

Loss from Chelsea Interactive...........   (2,364)                                        (2,364)

Interest................................  (24,459)                 (c-5)  (11,881)       (36,340)
                                          ---------      ----------       --------      -----------
Income before minority interest.........   60,386          30,276         (18,000)        72,662

Minority interest.......................  (14,606)                 (c-6)   (2,132)       (16,738)
                                          ----------     ----------       --------      -----------
Net income..............................   45,780          30,276         (20,132)        55,924

Preferred dividend......................   (4,188)                                        (4,188)
                                          ---------      ----------       --------      -----------
Net income to common shareholders.......  $41,592         $30,276        ($20,132)       $51,736
                                          =========      ==========      =========      ===========

Basic:
Net income per common share.............    $2.61                                          $3.14
Weighted average common shares
outstanding..............................  15,940               (c-7)         545         16,485

Diluted:
Net income per common share..............   $2.58                                          $3.10
Weighted average common shares and
   equivalents outstanding...............  16,126               (c-7)         545         16,671

Notes to Pro forma Combining Statement of Operations:

(a)	Derived from the audited financial statements of Chelsea Property Group, Inc. for the year ended Dec. 31, 2000.
(b)	Represents the Company’s 100% interest in the Portfolio Properties and has been derived from the audited Combined Statement of Revenue and Certain Expenses of the Portfolio Properties for the year ended Dec. 31, 2000.
(c-1)	Reduced interest income on cash of $24.8 million invested at 6.47% used to acquire the Portfolio Properties.
(c-2)	To reflect operating management fee at 15% of common area maintenance expense.
(c-3)	To reflect depreciation on the Portfolio Properties based upon acquisition price of $194.5 million (including transaction costs and market value debt premium of $6.9 million) of which $36.4 million is land, $145.6 million buildings, and $12.5 million of assets held for sale.
(c-4)	To reflect adjustment for additional corporate overhead of $1.0 million anticipated to be incurred in the operations of the Portfolio Properties, offset by operating management fee of 15% of common area maintenance.
(c-5)	To reflect interest expense on $17 million of senior credit bank facility borrowing and nonrecourse assumed debt with a face value of $131.0 million and market value of $137.9 million.
(c-6)	To adjust minority interest in income.
(c-7)	To reflect sale of common stock on July 30, 2001, used to finance a portion of the acquisition.

Chelsea Property Group, Inc.
Pro forma Condensed Combining Balance Sheet
As of June 30, 2001
(Unaudited)
(In thousands)

                                                              The                Pro forma        Pro forma
                                                            Company                Adjust.          Combined
                                                          ------------          -------------     --------------
Assets                                                        (a)                     (b)
Rental properties:
   Land...............................................       $118,613              $36,403         $155,016
   Depreciable property...............................        801,007              145,615          946,622
                                                          ------------          -------------    ------------
Total rental property.................................        919,620    (b-1)     182,018        1,101,638
Accumulated depreciation..............................       (196,253)                             (196,253)
                                                          -------------         -------------    ------------
Rental properties, net................................        723,367              182,018          905,385
Property held for sale................................              -    (b-1)      12,486           12,486
Cash and cash equivalents.............................         42,349    (b-2)     (24,804)          17,545
Restricted cash.......................................              -    (b-3)      10,185           10,185
Investments in affiliates.............................         94,692                                94,692
Other assets..........................................         54,618                                54,618
                                                          --------------        -------------   -------------
Total assets..........................................       $915,026             $179,885       $1,094,911
                                                          --------------        -------------   -------------

Liabilities and stockholders' equity
Liabilities:
   Unsecured debt.....................................       $378,256    (b-2)     $17,000         $395,256
   Secured bank debt..................................         95,407    (b-4)     137,885          233,292
   Other liabilities..................................         77,135                                77,135
                                                           ------------         -------------   ------------
Total liabilities.....................................        550,798              154,885          705,683
                                                          -------------         -------------   ------------

Minority interest.....................................         97,435                                97,435

Stockholders' equity:
   Preferred stock....................................             10                                    10
   Common stock.......................................            162                                   162
   Paid-in-capital....................................        351,591    (b-5)      25,000          376,591
   Distributions in excess of net income..............        (84,970)                              (84,970)
                                                          -------------         -------------    -----------
Total stockholders' equity............................        266,793               25,000          291,793
                                                          -------------         -------------    -----------
Total liabilities and stockholders' equity............       $915,026             $179,885       $1,094,911
                                                          =============         =============    ===========

Notes to Pro forma Condensed Combining Balance Sheet:

(a)	Derived from the unaudited financial statements of Chelsea Property Group, Inc. as of June 30, 2001.
(b-1)	To reflect purchase price for the Portfolio Properties.
(b-2)	To reflect cash on hand used and the increased borrowing on the bank senior credit facility used to purchase the Portfolio Properties and lender escrows.
(b-3)	To reflect cash escrows on debt assumed.
(b-4)	To reflect assumed REMIC debt of $65.2 million (market value approximating face value) and assumed Capmark debt with a face value of $65.8 million and market value of $72.7 million.
(b-5)	To reflect sale of common stock, on July 30, 2001, used to finance a portion of the acquisition.